SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

   Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) September 1, 2000

                                MEDICORE, INC.
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            (Exact name of registrant as specified in its charter)

           Florida                    0-6906              59-0941551
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(State or other jurisdiction       (Commission          (IRS Employer
      of incorporation)            File Number)       Identification No.)

      2337 West 76th Street, Hialeah, Florida             33016
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     (Address of principal executive offices)           (Zip Code)

     Registrant's telephone number, including area code (305) 558-4000
                                                        --------------

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     The statements contained in this Current Report on Form 8-K that are not historical are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934. The Private Securities Litigation Reform Act of 1995 contains certain safe harbors regarding forward-looking statements. Such forward-looking statements are subject to substantial risks and uncertainties that could cause actual results to materially differ from those expressed in the statements, including, but not limited to those relating to the completion of the sale of control of Techdyne, Inc. by the Company to Simclar International, Ltd., any benefits expected from the change in control, the expected use of proceeds by the Company from such sale, and other issues discussed periodically in our filings. Many of the circumstances are beyond our control. Accordingly, you are cautioned not to place too much reliance on such forward-looking statements which speak only as of the date made and which the Company undertakes no obligations to revise to reflect events after the date made.

Item 5.  Other Events

     The Company entered into a ten year lease with its public subsidiary, Techdyne, Inc., effective September 1, 2000, leasing to Techdyne approximately 16,000 square feet of space at 2230 West 77th Street, and approximately 12,000 square feet of space at 2200 West 77th Street, Hialeah, Florida. The rental is $150,000 per annum, and is a net-net lease, with Techdyne responsible for real estate taxes, assessments, all servicing and utility charges, maintenance, insurance, including liability and property damage. Techdyne utilizes the space for operation of light manufacturing for its electronic and electro-mechanical products, as well as for offices and warehousing.

     On December 12, 2000, the Company entered into a Letter of Intent with Simclar International, Ltd. to sell approximately 3,345,000 shares of its stock ownership of Techdyne, Inc., representing a 51% interest of Techdyne, to Simclar at $3.00 per share for approximately $10,035,000. The Company presently owns 71.3% of Techdyne, and assuming the sale of control is completed, the Company will own approximately 20% of Techdyne.

     Simclar is a private Scottish company engaged in contract manufacturing with a complete CEM facility, including PCB assembly, sheet metal fabrication, cable assembly and plastic injection molding through to complete product build. Its customers are involved in telecomms, including base stations, medical equipment, rapid transit market, computer peripherals and datacomms. Simclar has 250,000 square feet of manufacturing capacity and employs 900 people. Simclar is seeking opportunities to develop and grow, with Techdyne, the contract manufacturing operations in the US market.

     Techdyne, with four domestic and one European location and an affiliate in China, is an international contract manufacturer of electronic and electro-mechanical products designed for OEMs and distributors in the data processing, telecommunications, instrumentation and food preparation equipment industries.

     The sale of control as provided for in the Letter of Intent also entails a change in management of Techdyne, which includes the resignation of a majority of Techdyne's board of directors, except for Thomas K. Langbein, Chairman of the Board, CEO and President of the Company, who will continue as a director of Techdyne until Medicore no longer owns a 10% interest in Techdyne, and Barry Pardon, President and director of Techdyne, who will continue in those positions.

     Techdyne will be filing a registration statement to cover the resale of the Company's remaining shares not sold to Simclar, as well as an additional 310,000 shares of common stock held by certain officers and directors of the Company and Techdyne, which were acquired upon exercise of options. The Letter of Intent provides that all parties will cooperate with each other to keep that registration effective,

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and in the filing of all necessary reports under the federal and state securities laws relating to the sale of control. In the event that Techdyne fails to keep the registration effective, or within two years from the closing of the proposed transaction Techdyne's common stock ceases to be listed on Nasdaq SmallCap Market or is otherwise not quoted on a national securities exchange, the Company will have the right to sell any of the remaining shares it holds to Simclar in an amount per share equal to the greater of $3.00 or the average closing bid price of the common stock in such market for 20 consecutive trading days ending on the close of business on the trading day immediately prior to such occurrence.

     The Letter of Intent also provides for an agreement for a right of first refusal to Simclar if the Company receives a bona fide third party offer with regard to any of its remaining shares, other than an offer from a bona fide broker-dealer or market maker for less than 50,000 of the remaining shares.

     The Letter of Intent provides for certain conditions to the closing, including among others, due diligence by each party, agreement to basic representations and warranties, negotiating customary conditions to the closing, including that Techdyne's stock has to remain listed on Nasdaq SmallCap Market, customary covenants which include that Simclar will not finance the purchase price through any pre-arranged sale or encumbrance of Techdyne's assets, and the business of Techdyne and its subsidiaries being maintained and conducted in the ordinary course, with certain restrictions upon extraordinary actions by Techdyne without the prior written consent of Simclar.

     Other than the provisions relating to certain expenses upon termination, confidentiality and the exclusivity period (the earlier of the closing or February 17, 2001, as may be extended by mutual agreement), the Letter of Intent is not intended to bind either the Company or Simclar, and there will be no legal commitments until a definitive purchase agreement for the sale of the control position of Techdyne by the Company to Simclar is negotiated and executed.

     Management of the Company, Simclar and Techdyne believe that the change in control will benefit all participants, and will enable Simclar and Techdyne to expand their customer bases, broaden their product lines, enter new geographic areas, enhance manufacturing capabilities, provide greater efficiencies in equipment, supplies, labor and costs, and enable each to better serve their combined existing customer base with enhanced product choices.

    The sale of control and related changes in management of Techdyne are subject to executing a formal purchase agreement, satisfaction of due diligence by all parties, and the fulfillment of a variety of conditions and contingencies, including among others receipt of all necessary approvals and consents, which will include approval of the Company's shareholders.

     In addition to the contract manufacturing operations of Techdyne, the Company is also engaged in the operation of kidney dialysis centers through its public subsidiary, Dialysis Corporation of America. The Company owns 8% of Linux Global Partners, which company specializes in Linux software investments. The Company has also been engaged for the last 18 years in the distribution of medical products. Techdyne's contract manufacturing operations at September 30, 2000 represented approximately 69% of Medicore's assets and 85% of its sales.

     Assuming completion of the sale of control of Techdyne to Simclar, the Company anticipates using the funds to expand its medical supply and dialysis operations, and to repurchase approximately 1,000,000 shares of its out-standing common stock at current market prices.

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Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

     (a)  Financial Statements of Businesses Acquired

          Not Applicable

     (b)  Pro Forma Financial Information

          Not Applicable

     (c)  Exhibits

          (10) Material Contracts

               (i) Lease between the Company and Techdyne, Inc. dated August 29, 2000.

          (99) Additional Exhibits

               (i) Press release re: Letter of Intent for sale of control of Techdyne, Inc. by the Company, dated December 14, 2000.

                              SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       MEDICORE, INC.

                                          /s/ Thomas K. Langbein

                                       By----------------------------------
                                          THOMAS K. LANGBEIN, Chairman
                                          of the Board, CEO and President

Dated:  December 19, 2000

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                             EXHIBIT INDEX

(10) Material Contracts

     (i)  Lease between the Company and Techdyne, Inc. dated August 29, 2000.

(99) Additional Exhibits

     (i)  Press release re: Letter of Intent for the sale of control of

          Techdyne, Inc. by the Company dated December 14, 2000.